UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 8, 2013

Geeknet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100

Fairfax, VA 22030

(Address of principal executive offices, including zip code)

(877) 433-5638

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)

On July 9, 2013, Geeknet, Inc. (the “Company”), announced the appointment of Julie Pangelinan as Chief Financial Officer of the Company, effective August 12, 2013.

Prior to joining the Company, Julie Pangelinan, 49, was the Chief Financial Officer for Interstate Hotels and Resorts from July 2011 until March 2013.  Prior to that, from May 2009 until January 2011 she was Chief Financial Officer of Sunrise Senior Living.  Ms. Pangelinan joined Sunrise Senior Living as its chief accounting officer in April 2006 and also served as its treasurer and acting chief financial officer prior to her appointment to Chief Financial Officer.  Prior to joining Sunrise, Ms. Pangelinan worked for Marriott International, Inc. as vice president, accounting policy, from April 2003 to April 2006 and as senior director of accounting policy from August 2000 to May 2003, where Ms. Pangelinan was responsible for providing proactive leadership on accounting policy for business transactions and deal structures, as well as managing all external financial reporting and regulatory filings and ensuring compliance with SEC rules and generally accepted accounting principles. Prior to working at Marriott International, Inc., Ms. Pangelinan was an audit partner at BDO Seidman, LLP.

Ms. Pangelinan will receive an annual salary of $350,000.  Ms. Pangelinan will also be eligible to participate in the Company’s Target Short Term Incentive Opportunity program, under which she will be eligible to receive a target bonus opportunity of 30% of her base salary based on the achievement of certain performance goals to be established by the Company’s board of directors.  Subject to the approval of the Compensation Committee of the Company’s board of directors, effective on August 30, 2013, Ms. Pangelinan will be granted restricted stock units that settle in shares of Company common stock with an economic value of $80,000 and options to purchase the Company’s common stock with an economic value of $80,000.  The actual number of options and restricted stock units will be determined based on the closing price of the Company’s common stock on the date of grant.  The restricted stock units and options will vest consistent with the Company’s customary vesting schedule (these awards will vest, subject to continued employment, over a three-year period with ratable vesting of 1/3 of the award each year).

In the event that Ms. Pangelinan’s employment is terminated by the Company without cause prior to the first anniversary of her commencing employment, she will receive the equivalent months of base salary remaining in the initial year of employment plus six months of base salary, not to exceed a total of 12 months of base salary and she will receive up to six months of Company-paid medical insurance coverage for herself and eligible dependents.  If Ms. Pangelinan’s employment is terminated following the first anniversary or her start date, she will be entitled to receive six months of base salary and up to six months of Company-paid medical insurance coverage for herself and eligible dependents.  All severance payable pursuant to the employment letter is subject to offset with respect to amounts earned by Ms. Pangelinan from a subsequent employer during the applicable period following her termination of employment with the Company.

The Company issued a press release announcing Ms. Pangelinan’s appointment, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.     Description

99.1                 Press Release issued by Geeknet, Inc. dated July 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Kathryn McCarthy
Kathryn McCarthy Chief Executive Officer and President

Date: July 9, 2013